SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

        Date of report (date of earliest event reported): April 18, 2006



                       MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



            33-20432                                 75-2228828
      (Commission File Number)           (IRS Employer Identification No.)


                  401 State Route 24, Chester, New Jersey 07930
               (Address of principal executive offices) (Zip Code)


                                 (908) 879-2722
                         (Registrant's telephone number)


                              --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01 Entry into A Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

            On April 10, 2006, the Registrant and Michael G. Martin, a former officer and director, entered into a Settlement and Conversion Agreement. Pursuant to the principal terms of this Agreement, Martin converted $900,000 of the stated value of the shares of 7% Series C Senior Convertible Preferred Stock and approximately $331,000 of accrued but unpaid dividends into 10,250,000 common shares of the Company. The Agreement obligates the Company to pay Martin a $5,000 monthly payment for one year and subjects the common shares received in this conversion to certain lock-up provisions. As a result of this Agreement, approximately $331,000 in current liabilities were terminated and removed from the Company's balance sheet. The Company issued the common shares in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), provided by Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

10.__ Settlement and Conversion Agreement by and between the Company and Michael
G. Martin, dated April 10, 2006.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           MAGNITUDE INFORMATION SYSTEMS, INC.

Dated:  April 18, 2006                     By: /s/ Joerg H. Klaube
                                              --------------------
                                              Joerg H. Klaube
                                              Chief Financial Officer